UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
Filed by the registrant   ☒
Filed by a party other than the registrant   ☐
Check the appropriate box:
☐  Preliminary proxy statement
☐  Confidential, for the use of the Commission only (as permitted by Rule 14a-6(e)(2).
☐  Definitive proxy statement.
☒  Definitive additional materials.
☐  Soliciting material pursuant to §240.14a-12
FIRST NATIONAL BANCSHARES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
Payment of filing fee (check the appropriate box):
☐  No fee required.
☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

☐  Fee paid previously with preliminary materials.

☒  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     1) Amount previously paid. $7,445 (total fee required)

     2) Form, Schedule or Registration Statement No.: Form S-4 (No. 333-130690)

     3) Filing Party: Whitney Holding Corp.

     4) Date Filed: 12/23/2005

March 21, 2006
Dear Fellow Shareholder,
You recently received a proxy statement from First National Bancshares, Inc. (“First National”) regarding the proposal to merge First National into Whitney Holding Corporation (“Whitney”) of New Orleans, Louisiana. The shareholders’ meeting to consider that proposal will be held on April 6, 2006 at 4:00 p.m. at First National’s office at 5817 Manatee Avenue West, Bradenton, Florida. You may vote with the proxy card you received or by ballot at the meeting. The Board of First National unanimously recommends approval of the transaction. Subject to shareholder approval, the closing is scheduled for April 13, 2006. You will also be receiving a cash dividend of $0.1625 per share, which we will mail on April 10, 2006 to shareholders of record on March 31, 2006.
In connection with the proposed merger with Whitney, you should have received a mailing from American Stock Transfer & Trust Company (“AST”) with materials to use for electing the type of consideration to be received in the merger in exchange for your shares of First National stock, should you wish to make an election, and to exchange your First National stock for the merger consideration.
If you have not received those materials, please contact Cathejo McCollum at 941-746-4964 ext. 268. It is important that you submit these materials to AST by April 5, 2006 to retain your right to elect cash, Whitney stock or a combination of cash and Whitney stock, as described in detail in the proxy statement. If you do not make an election by that date, you will be limited to an all stock election.
On the front page of the blue Form of Election and Letter of Transmittal (“Form of Election”), on the mailing label, you will find the total number of shares registered in the name shown on the mailing label. If you have other shares registered differently, you should have received a separate package for those shares. Please confirm that the certificates you have in your possession add up to the number of shares shown on the label. If you do not have all of your certificates, call Cathejo McCollum and she will help you reconcile the difference. If you wish to make an election, it is important that you locate or replace (if you have lost or misplaced any certificates) all of your certificates before April 5, 2006. This, of course, does not include shares you have in an account with a broker, investment firm or bank trust department.
Once you have all of your certificates in hand, complete the applicable sections in Box A on the third page of the Form of Election using the detailed instructions on page 3 of the Instructions for Completing the Form of Election (the “Instructions”). Remember, you must check box 3 to receive all Whitney stock, box 4 to receive all cash or box 5 to receive a combination of 65% Whitney stock and 35% cash.
If you elect to receive Whitney stock for all or part of your First National stock and you wish to have the Whitney stock issued in a name other than that currently on your First National shares, you must mark Item (6) in Box A on the third page of the Form of Election and complete Box B on the fourth page of the Form of Election, using the detailed instructions on pages 2, 3 and 4 of the Instructions. You must obtain a Medallion Signature Guarantee if you make this selection to change names on the stock (see the detailed instructions on page 4 of the Instructions) and the new account holder must complete the Substitute Form W-9 on the fourth page of the Form of Election (see the detailed information on pages 2 and 3 of the Instructions).
If you are not delivering your First National stock certificate(s) with the Form of Election, you must complete Box C on the fourth page of the packet, using the detailed instructions on pages 4 and 5 of the Instructions and the green Notice of Guaranteed Delivery included in the mailing. If you want your Whitney stock and/or check delivered to an address other than the one on the printed label on the first page of the Form of Election, you must complete Box D.
The fifth page of the packet is related to federal income taxes. Fill out and sign the substitute Form W-9 if you are a U.S. citizen. If you have been notified by the IRS that you are subject to backup withholding, you must cross out item 2 of Part 3 of the Form W-9. If you have elected to receive cash from the transaction and do not fill out this form, taxes will be withheld.
If you have any questions about the transaction, please call Cathejo. Thanks for your attention to this matter. We look forward to seeing you at the meeting and toward consummation of the transaction.
Sincerely,

Glen W. Fausset
President

Where You Can Find Additional Information about This Transaction:
Whitney has filed a Registration Statement on Form S-4, as amended, First National Bancshares has filed a Proxy Statement, and both companies have filed other relevant documents concerning the merger, with the SEC. First National has mailed and you, as a shareholder of First National, should already have received the Proxy Statement/Prospectus. SHAREHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.
You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). In addition, you may also obtain these documents, free of charge, from Whitney by contacting Investor Relations, Whitney Holding Corporation, P. O. Box 61260, New Orleans, LA 70161-1260, and from First National by contacting Cathejo McCollum, 4770 State Road 64 East, Bradenton, FL 34208. This letter to shareholders does not constitute an offer to buy, or a solicitation to sell, shares of any security or the solicitation of any proxies from shareholders of the Company.
Participants in This Transaction
For information regarding persons who may be deemed participants in the solicitation of proxies from shareholders in connection with this transaction, please see First National’s Current Report on Form 8-K filed on July 28, 2005, the Registration Statement and the Proxy Materials.
Forward Looking Statements
This letter may contain “forward-looking statements” within the meaning of, and pursuant to, the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as “believes,” “anticipates” or “expects,” or words of similar import. Such forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those currently anticipated. Forward-looking statements, which are made in good faith, are based upon numerous assumptions, some of which may be specifically described with respect to a particular statement. Some of the more important assumptions include statements about the benefits of the merger between Whitney and First National, including future financial and operating results, Whitney’s and First National’s plans, objectives, expectations and intentions. Additionally, other assumptions include expectations about overall economic conditions, expectations about the movement of interest rates, reliance on existing or anticipated changes in laws and regulations, adverse movements and volatility in debt and equity capital markets, political conditions and related actions by the United States military, and expectations about the nature and level of competition and changes in customer behavior and customer preferences. Because it is uncertain whether future conditions and events will confirm these assumptions, there is a risk that future results will differ materially from what is stated in or implied by such forward-looking statements. Whitney and First National caution the reader to consider this risk. Whitney and First National undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or developments or for any other reason. For further information regarding either company, please read Whitney and First National reports filed with the Securities and Exchange Commission and available at www.sec.gov.